AMENDED AND RESTATED LICENSE AGREEMENT

     THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "LICENSE AGREEMENT") is entered into this 30th day of July, 1999 (the "EFFECTIVE DATE"), by and between Softalk Inc., an Ontario corporation whose principal offices are located at 415 Yonge Street, Suite 1701, Toronto, Ontario ("SOFTALK"), and Wavetech International, Inc., a Nevada corporation whose principal offices are located at 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711 ("WAVETECH").

     WHEREAS, Softalk is the owner of certain unique intellectual property for use in the transmission of voice, data and fax services using Voice over Internet Protocol ("VOIP") and Voice over Frame ("VOF") technology; and

     WHEREAS, Wavetech possesses the resources to sell, market and conduct billing, collection and customer services with respect to Softalk's intellectual property;

     WHEREAS, on April 23, 1999, Softalk and Wavetech entered into an agreement pursuant to which Softalk granted a license to Wavetech to market Softalk's intellectual property and transfer to Wavetech certain customers then in existence.

     WHEREAS, the parties now desire to expand and clarify the terms of the rights and obligations provided in the original license agreement.

     NOW THEREFORE, in consideration of the covenants and agreements contained in this License Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the License Agreement as follows:

1. LICENSE GRANTS.

     1.1 Subject to the terms and conditions of this License Agreement, Softalk hereby grants to Wavetech, for the term of this License Agreement, a non-exclusive, non-transferable worldwide license, to the current and future communications software developed by Softalk commonly referred to as ICALL, IBILL, CCALL and IFAX (collectively referred to as the "SOFTALK PRODUCTS") for use by Wavetech solely in connection with the sale, marketing, and provision of customer support services of the Softalk Products. For purposes of clarification, the Softalk Products include the technology covered by Canadian Patent Application No. 2,198,024 and U.S. Patent Application No. 08/811,099 and the trademarks, tradenames and service marks associated therewith which are listed on Schedule A hereto, copyright in the Softalk Products, ownership of proprietary Confidential Information (as hereinafter defined) and ownership of certain trade-marks.

     1.2  Wavetech  does  not  have  the  right  to  sub-license   this  License
          Agreement.

2. TECHNOLOGY TRANSFER.

     2.1 Technical Information. Within 6 months following execution of this License Agreement, Softalk will make available to Wavetech all necessary technical information relating to the Softalk Property then in its possession.

     2.2 Technical Assistance. Softalk shall render technical training on the Softalk's Products, and assistance to Wavetech's engineers or technical personnel, in connection with the initial installation and for a period of 3 months thereafter. Any further technical assistance will be rendered at a charge to be determined by Softalk at the time of request.

3. FURTHER RESEARCH AND DEVELOPMENT.

     3.1 Softalk shall, during the term of this License Agreement, devote resources to continuing product development and to research and development of improvements and modifications for the purpose of augmenting exploitation by Wavetech in all markets for, and all uses of, the Softalk Products (collectively, referred to as the "IMPROVEMENTS").

     3.2  Softalk  shall,  during  the  term  of  this  License  Agreement,   as
          appropriate, promptly communicate to Wavetech all Improvements that relate in any manner to the Softalk Products.

4. TRANSFER OF CUSTOMERS. In addition to the license granted under this License Agreement, Softalk shall transfer to Wavetech the customers listed in Schedule B (the "SOFTALK ACCOUNTS"). Wavetech shall have the exclusive, non-transferable right to conduct all billing, collection and customer support activities related to the Softalk Accounts. If Softalk shall determine in its reasonable discretion that Wavetech's billing activities with respect to the Softalk Accounts would be more effectively facilitated offshore, Softalk shall have the right to cause Wavetech to conduct such activities through an offshore entity. For purposes of clarification, the Softalk Accounts currently in existence are set forth on Schedule B attached hereto. In addition, the customer support services to be provided by Wavetech hereunder shall consist of those also described on Schedule B. All customer support services provided by Wavetech with respect to the Softalk Products shall be delivered in a manner reasonably consistent with the methods and standards of quality as are delivered to Wavetech's employees pursuant to Section 2.2 of this License Agreement.

5. COMMISSIONS. Wavetech shall pay to Softalk an amount equal to (1) 100% of Softalk's actual direct expenses incurred in connection with the sale, license and delivery of Softalk Products plus (ii) five percent (5%) markup of the total traffic on the wholesale long distance per minute line costs on a monthly basis.

6. LICENSE FEE. In consideration of the license granted in Section 1 hereof, Wavetech shall pay to Softalk, the amount of Two Hundred Thousand Dollars (US$200,000). This fee shall be payable in cash upon execution of this License Agreement (the "LICENSE FEE").

7. STANDARDS, QUALITY CONTROL, PROMOTION.

7.1 Softalk must approve all promotional, advertising and product literature prepared by Wavetech in connection with the actions to be taken by Wavetech pursuant to this License Agreement. Neither Softalk nor Wavetech shall take any action or make any omission that would tend to impair or damage the goodwill associated with the Softalk Products. Wavetech shall maintain high standards of quality and service with respect to all Softalk Products made and/or sold hereunder, and all related advertising and promotional material including, without limitation, the quality of physical material utilized. All Softalk Products will be sold, and distributed in accordance with all applicable federal, state, local and foreign laws and regulations. None of the content of the Softalk Products; packaging, advertising, and promotional material related thereto; the exploitation of the Softalk Products; or the manner in which any or all rights granted to Wavetech hereunder are exercised or exploited, shall violate or infringe any right of privacy or publicity, copyright, or trademark or constitute defamatory, obscene, or unlawful matter. Softalk is familiar with the standards and practices of Wavetech, and acknowledges that Wavetech presently maintains high standards of quality, style, and appearance with respect to its products and services.

7.2 If Softalk reasonably determines that Wavetech has failed to maintain such quality of service described in Section 7.1 above as to the Softalk Products, Softalk shall promptly notify Wavetech in writing and shall specify with reasonable detail the nature of the alleged deficiency. Wavetech will have sixty (60) days from the date of the notice in which to remedy the failure to Softalk's satisfaction.

7.3  Patent Infringement

     In the event Wavetech becomes aware of any information indicating that a third party may be infringing (or may have infringed) any of the Softalk Products, Wavetech shall give notice of such alleged infringement, identifying the country or countries in which the alleged infringing product or service is sold and describing the alleged infringing product or service in sufficient detail to enable Softalk to determine whether such product or service infringes any of the Softalk Products. To the extent possible, Softalk shall assert the Softalk Products against the infringer within three (3) months of such notice, unless (a) Wavetech and Softalk determine not to assert such claim, or (b) Softalk has received an opinion from patent counsel acceptable to Wavetech that the allegedly infringing product does not infringe the Softalk Products.

     All reasonable litigation expenses and costs, including reasonable attorneys' fees, incurred by Wavetech in the course of any litigation pursuant to the immediately preceding paragraph shall be promptly reimbursed by Softalk. In such event, all recoveries including, but not limited to, awards of damages, statutory damages, and awards of attorneys' fees, expenses and/or costs, obtained by Wavetech in the course of any litigation arising out of any notification of Softalk by Wavetech pursuant to this Section shall be paid to Softalk, provided, however, that Wavetech shall be entitled to offset such payments by amounts previously incurred by Wavetech in connection with the defense of the Softalk Products pursuant to this section and not previously reimbursed by Softalk.

8.   CONFIDENTIALITY.

8.1 Wavetech acknowledges that Softalk's Confidential Information is unique and valuable and was developed or otherwise acquired by Softalk at great expense, and that any unauthorized disclosure or use of Softalk's Confidential Information may cause Softalk irreparable injury or loss for which damages would be an inadequate remedy. Wavetech agrees to hold such Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, and not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Softalk's prior written consent. Softalk hereby acknowledges and consents to the disclosure of Softalk's Confidential Information to those employees of Wavetech and any permitted sub-licensees, that must have access to such Confidential Information in order to perform services for Wavetech pursuant to this License Agreement, but only after each employee of Wavetech and its sub-licensees agrees to maintain Softalk's Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Softalk's prior written consent.

8.2 Softalk acknowledges that various information regarding the business plans and product concepts of Wavetech may comprise Confidential Information. Softalk agrees to hold Wavetech's Confidential Information in strictest confidence, not to make use thereof other than in accordance with this License Agreement, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, and not to release or disclose Confidential Information to any third party without Wavetech's prior written consent. Wavetech hereby acknowledges and consents to Softalk's disclosure of Wavetech's Confidential Information to Softalk employees and agents, but only after such employees and agents having access to Wavetech Confidential Information agree, in writing, to maintain Wavetech's Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Wavetech's prior written consent.

8.3 The parties acknowledge that any violation of this Section 8 shall constitute a material breach of this License Agreement resulting in irreparable injury to the non-breaching party and agree that, in addition to any and all other rights available to the non-breaching party by law or by this License Agreement, the non-breaching party shall have the night to have an injunction entered against the breaching party to enjoin any further violations of this License Agreement.

8.4 For purposes of this Section 8, "Confidential Information" shall mean any and all technology, information and/or data which is not readily ascertainable by proper means and which derives economic value, actual or potential, from not being generally known, and which has been the subject of efforts that are reasonable under the circumstances to maintain its secrecy. All know-how and technical information and/or information relating to the products or operations of Wavetech or Softalk, as the case may be (in either case the "DISCLOSING PARTY"), which is provided to the other party (the "RECEIVING PARTY"), or to which the Receiving Party otherwise obtains access, pursuant to, or as a result of, this License Agreement shall be considered Confidential Information; except such information which the Receiving Party can clearly show: (a) as of the Effective Date of this License Agreement is publicly and openly known; (b) after the Effective Date of this License Agreement becomes publicly and openly known through no fault of the Receiving Party; (c) comes into the Receiving Party's possession and lawfully obtained by the Receiving Party from a source other than from the Disclosing Party or a source deriving from the Disclosing Party, and not subject to any obligation of confidentiality or restrictions on use; or (d) is approved for release by written authorization of the Disclosing Party.

8.5 Any press release or other public statement by either Softalk or Wavetech that relates to the other party, this License Agreement or the transactions contemplated hereby shall be approved by both parties prior to its release.

9.   WARRANTIES.

     9.1 Softalk makes no representation, promise or warranty whatsoever that the Softalk Products will ultimately be protected by issued patents or that the Softalk Products and their use do not or will not infringe the intellectual property rights of others.

     9.2 Softalk has the full right, power and authority to grant the licenses contemplated by this License Agreement.

     9.3 Softalk hereby represents and warrants that the Softalk Products shall perform in the manner intended without interruption. Notwithstanding the prior sentence, Wavetech acknowledges and agrees that its sole indemnification rights with respect to hardware purchased by Softalk directly from third parties will be limited to warranties provided by such third parties if any.

10.  INDEMNITIES.

     10.1 The parties shall each indemnify and hold the other harmless from and against any and all claims, liabilities, loss, expense (including reasonable attorneys' fees) or damages arising out of any breach of this License Agreement, provided that the indemnified party shall, with reasonable promptness, notify the indemnifying party of any such claim, demand, or suit and shall fully cooperate in the defense thereof. The indemnifying party shall have the right to designate counsel to defend against such claims and suits; however, at the indemnified party's option, the indemnified party shall have the right to participate in the defense with its own counsel at its own expense. In no event shall any such claims or suits affecting the rights of a party be settled without the prior written consent of that party.

     10.2 Wavetech agrees that any liability on the part of Softalk hereunder for breach of warranties contained herein or any other breach giving rise to liability, including a breach of a condition or fundamental term or fundamental breach or breaches or in any other way arising out of or related to this License Agreement for any cause of action whatsoever and regardless of the form of action (including breach of contract, strict liability, tort including negligence or any other legal or equitable theory) shall be limited to Wavetech's actual, direct, provable damages in an amount not to exceed the License Fee payable hereunder.

     10.3 Wavetech agrees that in no event will Softalk be liable for damages in respect of incidental, ordinary, punitive, exemplary, indirect, special or consequential damages even if Softalk has been advised of the possibility of such damages including, but not limited to, lost business revenue, lost profits, failure to realize expected savings, loss of data, loss of business opportunity or any claim against Wavetech by any other party.

11. TERM. This License Agreement shall commence on the Effective Date and shall continue for 7 years with automatic renewals, unless sooner terminated pursuant to Section 12 hereof.

12.  DEFAULT AND TERMINATION.

     12.1 Either party shall have the right to terminate this License Agreement upon thirty (30) days written notice to the other party, if such other party falls to comply in any material respect with any term or condition of this License Agreement and such failure to comply is not corrected within the foregoing thirty (30) day notice period.

     12.2 Either party shall have the right to terminate this License Agreement in the event the other party becomes bankrupt or insolvent, suffers a receiver to be appointed, or makes an assignment for the benefit of its creditors.

     12.3 Softalk shall have the right to terminate this License Agreement upon sixty (60) days written notice following a change of control of Wavetech. For purposes of this Section 11.3, a "change of control" shall be deemed to have occurred:

          (a) When, after the date of this License Agreement, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rule l3d-3 of the Exchange Act), directly or indirectly, of securities of Wavetech representing fifty-one percent (51%) or more of the combined voting power of Wavetech's then outstanding securities, other than (i) an employee benefit plan established or maintained by Wavetech or a subsidiary of Wavetech, or (ii) any person who presently owns such quantity of securities as of the date hereof, or

          (b) Upon the approval by Wavetech's stockholders of (1) a merger or consolidation of Wavetech with or into another corporation (other than a merger or consolidation the definitive agreement for which provides that at least a majority of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (as hereinafter defined),
               (ii) a sale or disposition of all or substantially all of Wavetech's assets, or (iii) a plan of liquidation or dissolution of Wavetech.

          (c) Individuals who, as of the date hereof, constitute the Board of Directors of Wavetech (the "INCUMBENT BOARD") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by Wavetech's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Wavetech, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this License Agreement, considered as though such person were a member of the Incumbent Board.

     12.4 Sections 10, 12, 14 and 15 hereof shall survive termination (for any reason) of this License Agreement.

     12.5 Upon the termination of this License Agreement for any reason whatsoever, Wavetech shall be permitted to continue using the Softalk intellectual property in providing services to all its existing (at the point of termination) clients.

13. ASSIGNMENT. Neither party may assign or otherwise transfer this License Agreement, or any rights under it, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment in violation of this Section 12 shall be null and void.

14. CHOICE OF LAW, ARBITRATION. This License Agreement is made under, and shall be governed by and construed in accordance with the internal laws of Ontario, Canada, without reference to principles of conflicts of law. Any disputes arising under this License Agreement shall be settled by binding arbitration conducted in Toronto in accordance with the Rules of Procedure for the Conduct of Arbitration and Mediation Antitrust of Ontario Inc.

15.  GENERAL.

     15.1 This License Agreement, including all Schedules, constitutes the entire agreement between the parties and supersedes all prior proposals, representation, negotiations and communications, oral or written, between the parties with respect to its subject matter. No variation from these provisions shall be binding unless in writing and signed by both parties.

     15.2 Each party shall be responsible for, and shall pay, all sales, value added and similar taxes, if any, which may be imposed on any sales of the Softalk Products hereunder by such party, as well as any other tax based upon such party's use, sale, or possession of the Softalk Products.

     15.3 All rights and remedies conferred under this License Agreement or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Either party's failure or forbearance to enforce any right or claim against the other arising under this
          License Agreement shall not be deemed a waiver of future enforcement of that or any other provision. In the event that any portion of this License Agreement shall be held to be unenforceable by a court of competent jurisdiction, the remaining portions of this License Agreement shall remain in full force and effect.

     15.4 In the event any provision of this License Agreement or the application of any provision shall be held by a tribunal of competent jurisdiction to be contrary to law, then the remaining provisions of this License Agreement shall be unimpaired, and the illegal, invalid or unenforceable provision shall be replaced by a provision, which, being legal, valid and enforceable, comes closest to the intent of the parties underlying the illegal, invalid or unenforceable provision.

     15.5 If a party commences any action at law or in equity, or for declaratory relief, or in appellate proceedings, to secure or protect any rights under, or to enforce any provision of, this License Agreement, then, in addition to any judgment, order, or other relief obtained in such proceedings, the prevailing party shall be entitled to recover from the losing party all reasonable costs, expenses, and attorneys' fees incurred by the party in connection with such proceedings, including, attorneys' fees incurred for consultation and other legal services performed prior to the filing of such proceeding.

     15.6 All terms and conditions of this License Agreement shall be binding upon and shall inure to the benefit of the parties to this License Agreement and their respective permitted successors, permitted assigns, and legal representatives.

     15.7 All notices required or permitted under this License Agreement shall be in writing and shall be deemed to have been given upon personal delivery or upon deposit in the U.S. mail, first-class, postage prepaid. The addresses of the parties (until written notice of change shall have been given) shall be as follows:

          SOFTALK:          Softalk Inc.
                            415 Yonge Street, Suite 1701
                            Toronto, Ontario
                            Canada M5B 2E7
                            Attn:  Chris Lang
                            Facsimile:  416-597-2785

          WITH A COPY TO:   Gowling, Strathy & Henderson
                            Suite 4900 Commerce CT W
                            Toronto, Ontario M5L IJ3
                            Attn: David Aylen and Karyn Bradley
                            Facsimile: 416-862-7661

          WAVETECH:         Wavetech International, Inc.
                            5210 E. Williams Circle, Suite 200
                            Tucson, Arizona 85711
                            Attn:  Gerald I. Quinn

          ATTN:             Squire, Sanders & Dempsey L.L.P.
                            Two Renaissance Square
                            40 North Central Avenue, Suite 2700
                            Phoenix, Arizona 85004
                            Attn:  Christopher D. Johnson, Esq.
                            Facsimile: (602) 253-8129

     15.8 Nothing in this License Agreement shall constitute, or be deemed to constitute, either party as an employee, agent, partner or joint venture of the other.

     15.9 Further Assurances. The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the fall intent and meaning of this License Agreement.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives.

SOFTALK, INC.                           WAVETECH INTERNATIONAL, INC.


BY: /s/ A. Chris Lang                   BY: /s/ Gerald I. Quinn
   -------------------------------         -------------------------------
NAME: A. Chris Lang                     NAME: Gerald I. Quinn
     -----------------------------           -----------------------------
TITLE: President                        TITLE: President & CEO
      ----------------------------            ----------------------------
DATE: 10/25/99                          DATE: 10/25/99
     -----------------------------           -----------------------------

                   Schedules have been intentionally omitted.